                                                                    Exhibit 23.1


                      Aircraft Information Services, Inc.

                              CONSENT OF APPRAISER

We consent to the use of our report dated October 5, 1998 and to the references to our firm in the Morgan Stanley Aircraft Finance Form 10-K to be filed with the Securities and Exchange Commission.

Dated: February 26, 1999


                                        AIRCRAFT INFORMATION SERVICES, INC.

                                        By: /s/ John D. McNicol
                                            ------------------------------------
                                        Name: John D. McNicol
                                        Title: VP -- Appraisals & Forecasts